UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2011 (January 31, 2011)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 31, 2011, SM Energy Company (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale of $350 million in aggregate principal amount of the Company’s 6.625 % senior unsecured notes due 2019 (the “Senior Notes”).  The Senior Notes will be issued at par.  The Senior Notes will be offered and sold to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Senior Notes will be resold to qualified institutional buyers in reliance on Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”).

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.  A copy of the Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory and commercial banking services in the ordinary course of business to the Company, for which they receive customary fees and expense reimbursement. Affiliates of each of the Initial Purchasers are lenders under the Company’s credit facility, and the Company expects to repay outstanding borrowings under the credit facility with a portion of the net proceeds from the offering of the Senior Notes.

Item 8.01                      Other Events.

On January 31, 2011, the Company issued a press release announcing the pricing of the Senior Notes.  A copy of the Company’s press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are filed as part of this report:
Exhibit 10.1
Purchase Agreement dated as of January 31, 2011, among SM Energy Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers named therein.

	Exhibit 99.1	Press release of the Company dated January 31, 2011, entitled SM Energy Prices $350 Million Private Offering of Senior Unsecured Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	February 1, 2011	By:	/s/ MARK T SOLOMON
Mark T. Solomon
Controller